UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 22, 2020

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2020, Golden Matrix Group, Inc. (the “Company”, “GMGI”, “we” and “us”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Anthony Brian Goodman, the sole director and owner of Global Technology Group Pty Ltd, a company incorporated in Australia (“GTG”). Mr. Goodman is also the CEO of, and a member of the Board of Directors of, the Company and as such is a related party.

GTG (a non-operational company formed under the laws of Australia) holds a current Gaming License granted by the Alderney Gambling Control Commission (AGCC)(located in the Channel Islands). The license is one of the world’s most recognized gaming licenses and the acquisition of such license will allow the Company to conduct gaming business in certain jurisdictions in Europe. Such acquisition is also anticipated to help the Company streamline the acquisition of additional licenses in other jurisdictions, of which there can be no assurance.

Under the terms of the Share Purchase Agreement, Mr. Goodman agreed to sell 100% of the shares in GTG to the Company for a total of 85,000 GBP (approximately $113,000) to help the Company conduct certain business-to-business (B2B) gaming transactions and expand its operation into Europe. The consideration is simply to recoup Mr. Goodman’s setup costs.

The Share Purchase Agreement will only be of force and effect once the following conditions have been satisfied:

(a) The Company has paid Mr. Goodman 60% of the purchase price equivalent to 51,000 GBP (approximately $62,250);

(b) Mr. Goodman has transferred 100% of the shares in GTG to the Company.

The Share Purchase Agreement also requires Mr. Goodman to lodged a change of control with the Alderney Gambling Control Commission and provide necessary know-how and hand over assistance that will enable the Company to fully utilize the Gaming License.

The acquisition of GTG is anticipated to close on January 30, 2021.

The description of the Share Purchase Agreement above is not complete and is qualified in its entirety to the full text of the Share Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated into this Item 1.01 by reference in its entity.

Item 8.01 Other Events.

On December 28, 2020, the Company filed a press release disclosing the entry into the Share Purchase Agreement, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Share Purchase Agreement effective December 22, 2020, by and between Golden Matrix Group, Inc. and Global Technology Group Pty Ltd
99.1*	Press release dated December 28, 2020

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: December 28, 2020	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1*	Share Purchase Agreement effective December 22, 2020, by and between Golden Matrix Group, Inc. and Global Technology Group Pty Ltd
99.1*	Press release dated December 28, 2020

* Filed herewith.

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